United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below.

Item 8.01 Other Information.

On May 27, 2016, Mr. Hackett, the holder of these promissory notes, approved a Note Extension Agreement extending the due dates of the specific Promissory Notes detailed in the Note Table below:

NOTE TABLE

Note Holder	Original Principal Balance	Principal 11/30/15	Origination Date	Original Due Date	Amended Due Date	Interest Rate
Todd Hackett	$870,457	$892,679	10/21/14	05/31/15	6/30/2016	10%
Todd Hackett	$400,000	$400,000	01/16/15	06/30/15	6/30/2016	10%
Todd Hackett	$135,000	$135,000	2/17 & 3/5/15	06/30/15	6/30/2016	10%
Todd Hackett	$135,000	$40,000	04/20/15	06/30/15	6/30/2016	10%
Todd Hackett	$100,000	$100,000	2/6/16	2/29/16	6/30/2016	10%
Todd Hackett	$100,000	$100,000	03/16/16	04/30/16	6/30/2016	10%
Todd Hackett	$100,000	$100,000	04/01/16	04/30/16	6/30/2016	10%
Todd Hackett	$40,000	$40,000	04/19/16	04/30/16	6/30/2016	10%

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	May 31, 2016	By:	/s/ Robert Grover
Robert O. Grover
Executive Vice President

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